UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2023

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31543	86-0931332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	FLUX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On March 10, 2023, the Federal Deposit Insurance Corporation (the “FDIC”) issued a press release stating that Silicon Valley Bank (“SVB”) was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. In a joint statement issued by the Department of the Treasury, Board of Governors of the Federal Reserve System and Federal Deposit Insurance Corporation on March 12, 2023, the Department of Treasury is taking actions to enable the FDIC to complete its resolution of SVB in a manner that fully protects all depositors. According to the joint statement (the “Statement”), depositors will have access to all of their money starting Monday, March 13, 2023. On March 13, the new entity formed by the FDIC announced appointment of a new CEO, who provided assurance of immediate restoration of full banking services.

As previously disclosed, Flux Power, Inc. (“Flux”), a wholly-owned subsidiary of Flux Power Holdings, Inc. (the “Registrant” and together with Flux, the “Company”) entered into a Loan and Security Agreement, dated November 9, 2020, and as amended on October 29, 2021, June 23, 2022, November 7, 2022, and January 10, 2023 (the “Loan Agreement”) with SVB as the lender. The Loan Agreement provides for a revolving line of credit in the aggregate principal amount of up to $14 million and, unless extended, and matures on May 7, 2023 (the “LOC”). As of March 13, 2023, the Company has $9.2 million of outstanding borrowings under the LOC. Under the Loan Agreement, we are required to maintain our operating and other deposit account with SVB. As of March 13, 2023, substantially all of the Company’s cash is held on deposit with SVB, which represents approximately 98% of the Company’s current cash, cash equivalents and marketable securities. As of March 13, 2023 and consistent with the Statement, the Company has gained access to its accounts and has been able to draw down on its LOC.

Given the receivership of SVB, the Company will be analyzing its options with respect to SVB’s position under the Loan Agreement over time. The Company will explore other options to secure additional capital from a variety of current and new sources including, but not limited to, the previously disclosed $5 million Credit Facility Agreement, dated May 11, 2022, by and among the Registrant and Cleveland Capital, L.P., a Delaware limited partnership, Herndon Plant Oakley, Ltd., and other lenders, which remains unused.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

By:	/s/ Ronald F. Dutt
Ronald F. Dutt
Chief Executive Officer

Dated: March 15, 2023